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                                              Exhibit 99.1

[NORTHERN BORDER PARTNERS, L.P. LOGO]
                                              News
                                              Release       13710 FNB Parkway
                                                            Omaha, NE 68154-5200

                                              For Further Information
                                              Contact:

                                              Media Contact:
                                              Beth Jensen
                                              (402) 492-3400

                                              Investor Contacts:
                                              Ellen Konsdorf
                                              (877) 208-7318


NORTHERN BORDER PARTNERS, L.P.
ANNOUNCES ORGANIZATIONAL CHANGES

FOR IMMEDIATE RELEASE: Friday, January 21, 2005

      OMAHA, NE - Northern Border Partners, L.P. (NYSE - NBP) has been advised of organizational changes effective February 1, 2005 at Northern Plains Natural Gas Company (Northern Plains) and NBP Services. Northern Plains, a general partner of Northern Border Partners, L.P. (the Partnership), operates the Partnership's interstate natural gas pipelines: Northern Border Pipeline, Midwestern Gas Transmission, Viking Gas Transmission and Guardian Pipeline. NBP Services provides administrative services for the Partnership and operates the Partnership's gas gathering and processing business.

      Chris Skoog, who will relocate from Tulsa to Omaha, will become executive vice president of Northern Plains, a newly created position, reporting to Bill Cordes, president of Northern Plains and chief executive officer, Northern Border Partners, L.P. In his new position, Skoog will be responsible for all commercial, operational and regulatory functions of the Partnership's natural gas businesses and will coordinate the Partnership's business development initiatives. Previously, Skoog was President, ONEOK Energy Marketing and Trading Company. Prior to that, he served in a variety of positions with NorAm Energy Services, Kansas Pipeline Operating Company, Transok and Enron.

"We look forward to drawing on the talents that Chris will bring to our team to oversee management of our existing natural gas assets and coordinate our growth strategies that include targeted acquisitions. Chris also brings a customer view of the natural gas business to us, complementing and strengthening our customer service focus," said Cordes.
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      Skoog will have five direct reports including:

            o Paul F. Miller, vice president and general manager, will be responsible for the Northern Border Pipeline business unit.

            o Gaye Lynn Schaffart, vice president and general manager, will be responsible for Viking Gas Transmission, Midwestern Gas Transmission and Guardian Pipeline.

            o Pierce Norton, vice president and general manager, will continue in his role as head of the Partnership's gathering and processing business unit as president of Bear Paw Energy.

            o Mike Nelson, vice president, will continue in his role as head of operations for the Partnership's interstate pipelines.

            o Ray Neppl, vice president, will continue to head regulatory affairs and throughput management of the Partnership's interstate pipelines.

      Fred Rimington will become vice president, administration and will report directly to Cordes. Rimington will have responsibilities for human resources, public affairs and information technology and will continue to oversee Black Mesa Pipeline.

      Jerry Peters will continue as vice president of finance for Northern Plains and chief financial officer for the Partnership. Janet Place will remain general counsel and vice president, legal and corporate secretary of Northern Plains. Both Peters and Place will continue to report to Cordes.

      Northern Border Partners, L.P. is a publicly traded partnership formed to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information can be found at http://www.northernborderpartners.com.




This press release contains "forward-looking statements" as defined by federal law. Although the Partnership believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will occur as expected. Additional information about factors that could lead to material changes in actual results is contained in the Partnership's filings with the Securities and Exchange Commission.

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